Exhibit 99.1

Video Display Corporation Letter to Shareholders

Atlanta - November 26, 2013: Video Display Corporation (Nasdaq: VIDE), a recognized leader in the manufacture and distribution of simulation, broadcast, defense and industrial display solutions, today is issuing the CEO’s “Annual Letter to Shareholders” containing excerpts from the 11/27/2013 CEO’s Address to Shareholders at the Company’s Annual Meeting in Stone Mountain GA and updating the Shareholders on earnings guidance and other events of significance.

The Company will file a Report on SEC Form 8K detailing the revisions in guidance for this fiscal year ending Feb. 28, 2014 and attach a full copy of this Letter thereto.

The Company had issued previous guidance for the fiscal 2014 year end at $0.55 to $0.60 in fully diluted per share earnings. Due to the sale of VDC’s Aydin Displays subsidiary, the anticipated December 2013 sale of its Z-AXIS Inc subsidiary and the potential sale of its Lexel Imaging subsidiary, the previously issued guidance of the consolidated operations no longer remains valid and requires revision. Revised guidance, issued today, recognizes the completion of the August 30th Aydin Displays Inc. sale and assumes a December sale of Z-AXIS Inc. Per share earnings guidance is now revised to reflect such anticipated transactions and is projected to be in the range of $0.14 - $0.16 per share for fiscal 2014, excluding the potential gain on the Z-AXIS transaction, based upon achieving revenue for fiscal 2014 in the range of $40 - $42 million.

The Company further provides guidance for its 2015 fiscal year, assuming no additional sales of subsidiaries or divisions, for per share earnings in the range of $0.44 to $0.48 on achievement of fiscal 2015 revenues in the range of $38 - $40 million.

Our Company’s Balance Sheet is currently in the strongest condition of its 38 year history due to the reduction of long term and short term debt from nearly $28 million to its current level of $1.5 million with an offsetting cash balance of approximately $2 million. Upon the anticipated closing of the sale of Z-AXIS transaction, the Company’s cash position would increase to be in excess of $10 million after elimination of all current short term debt.

Subsequent to the sale of the two divisions, the Company will maintain ownership and operation of the remaining assets and operations until such time that the Board of Directors, while continuing to develop all available alternatives, determines that the best value can be achieved for the shareholders. The following schedule illustrates the primary remaining assets and divisions of the Company, assuming the completion of the Z-AXIS Inc transaction, at this time:

	(A)	(B)

Cash & Restricted Cash	$10,700,000	$11,200,000

Remaining (4) Subsidiaries	$15,500,000	$31,000,000

Company Owned RE Invest.	$1,600,000	$2,100,000

CRT Class Action Law Suit	$500,000	$1,500,000

Working Capital & WC Adjust.	$1,350,000	$4,450,000

Earn-Out Aydin	$2,000,000	$6,600,000
Current Term Debt	$(1,350,000)	$(1,350,000)

Total	$32,300,000	$55,500,000

(A)	Reflect the low range estimate of value of each of the assets if sold within 12 months
(B)	Reflect the high range estimate of value of each of the assets if sold within 12 months.

(There can be no assurance that any of the above listed holdings of VDC can be sold and the values shown cannot be relied upon to be indicative of the ultimate saleable value. This table is for general illustrative purposes only and has not been validated by any professional evaluation firm to verify the information provided therein.)

The following excerpts are from the CEO Address at the 2012 Annual Meeting:

“GOOD MORNING & WELCOME”

“TODAY’S MEETING REPRESENTS THE 29TH ANNUAL MEETING OF VIDEO’S LIFE AS A PUBLIC COMPANY SINCE THE COMPANY IPO IN JANUARY OF 1985. IT IS VIDEO’S 38th YEAR OF EXISTENCE AS A SPECIALTY DISPLAY COMPANY.

I EXTEND MY PERSONAL WELCOME TO EACH OF THE NEW ATTENDEES AND A PERSONAL WELCOME BACK TO OUR REGULAR ATTENDEES.

ALL OF OUR SHAREHOLDER MEETINGS ARE DESIGNED TO BE INFORMAL, BUT THERE ARE CERTAIN FORMALITIES THAT MUST BE ADHERED TO, AND THUS WE WILL DISPOSE OF THAT AGENDA FIRST IN ORDER TO MOVE ON TO THE INFORMAL SEGMENT OF THIS SHAREHOLDER’S MEETING.

OUR ANNUAL MEETINGS ALSO ARE DESIGNED TO GIVE YOU AND OTHER MEMBERS OF VDC, OUR EMPLOYEES, AND SUPPORTING PROFESSIONALS, A ONCE A YEAR OPPORTUNITY TO INTRODUCE YOURSELVES OR RENEW ACQUAINTENCES WITH EACH OTHER OVER A CUP OF COFFEE RATHER THAN BY PHONE OR BY EMAILS. SO, PLEASE FEEL AT HOME. THIS IS YOUR MEETING.

THIS YEAR THERE IS ONE IMPORTANT ITEM ON THE AGENDA TO BE VOTED ON OTHER THAN THE NORMAL ELECTION OF THE PROPOSED DELEGATES TO SERVE ON THE COMPANY’S BOARD OF DIRECTORS FOR THE UP-COMING YEAR.

MY APPOLOGIES TO THOSE WHO HAD TO TRAVEL DURING THE THANKSGIVING HOLIDAY WEEKEND TO ATTEND. WE WANTED TO GET THE MEETING ISCHEDULED AS EARLY AS WE COULD, BUT SEC RULES ON TIMING RULED. WE ALSO WANTED IT TO BE AS LATE AS POSSIBLE TO BE ABLE TO REPORT ON THE PENDING SALES OF THE DIFFERENT SUBSIDIARIES THAT WE WERE NEGOTIATING.

AS TO MY PRESENTATION: AFTER 28 ANNUAL APPEARANCES IN FRONT OF THIS GROUP, YOU HAVE LIKELY HEARD IT ALL. AT LAST YEAR’S MEETING I ANNOUNCED THAT I WOULD BE ASKING FOR THE APPROVAL OF THE BOARD OF DIRECTORS TO SEARCH OUT AND TO SECURE BIDS FOR THE SALE OF EITHER VDC AS A WHOLE OR ITS INDIVIDUAL PARTS IN AN EFFORT TO ENHANCE SHAREHOLDER VALUE. AND, WITH THAT INTENT IN MIND, INDICATED THAT THE 27TH PUBLIC ANNUAL MEETING OF THE SHAREHOLDERS WOULD BE MY LAST TO HOST. OBVIOUSLY, I WAS TOO OPTOMISTIC IN MY ESTIMATION OF THE TIME THAT IT WOULD TAKE TO ACCOMPLISH SUCH A TASK.

WE HAVE, HOWEVER ACCOMPLISHED GIANT STEPS IN THAT DIRECTION:

1: WE HAVE CLOSED ON THE SALE OF AYDIN DISPLAYS INC TO SPARTON CORP (SPA: NYSE).

2: WE HAVE PAID DOWN NEARLY 100% OF THE COMPANY’S DEBT AND ELIMINATED PNC BANK AS OUR LENDER.

3: WE HAVE SIGNED AN AGREEMENT TO SELL THE Z-AXIS, INC SUBSIDIARY WITH A PROPOSED CLOSING WITHIN THE NEXT 30 DAYS.

4: WE HAVE SIGNED AN AGREEMENT TO SELL LEXEL IMAGING INC. FOR A COMBINATION OF CASH AND NOTES THE CLOSING ON THAT SALE IS STILL PENDING AND MAY NOT HAPPEN DUE TO THE DELAYS IN ARRANGING FINANCING BY THE POTENTIAL BUYER.

EVERYTHING IS SUBSTANTIALLY IN FLUS AT THIS POINT, BUT WITH WHAT I HAVE SEEN THUS FAR, IT SEEMS PRUDENT TO AMEND ISSUED GUIDANCE FOR THE BALANCE OF THE CURRENT YEAR AND TO ISSUE NEW GUIDANCE FOR FISCAL 2015. THE COMPANY HAS ISSUED A PRESS RELEASE AS WELL AS AN 8K FILING AS REQUIRED BY THE SEC EARLIER IN ORDER TO DISCUSS SUCH NEW GUIDANCE HERE AT THIS MEETING.

PER SHARE EARNINGS GUIDANCE HAS BEEN REVISED TO REFLECT THE SALE OF AYDIN DISPLAYS, INC AND THE ANTICIPATED DECEMBER 2013 SALE OF Z-AXIS INC AND IS NOW PROJECTED TO BE IN THE RANGE OF $0.14 - $0.16 PER SHARE FOR FISCAL 2014, EXCLUDING THE POTENTIAL GAIN ON THE SALE OF Z-AXIS AND BASED UPON ACHIEVING REVENUE FOR FISCAL 2014 IN THE RANGE OF $40 - $42 MILLION.

THE COMPANY FURTHER PROVIDES NEW GUIDANCE FOR ITS FISCAL 2015 FISCAL YEAR, ASSUMING NO FURTHER SALES OF OPERATIONS, FOR PER SHARE EARNINGS IN THE RANGE OF $0.44 TO $0.48 ON ACHIEVEMENT OF REVENUES IN THE RANGE OF $38 - $40 MILLION.

FINANCIALLY, WE ARE IN REASONABLY STRONG CONDITION WHEN COMPARED TO MANY YEARS IN THE PAST. WE HAVE ABSORBED THE LOSSES OF AVS, ACS AND VDC DISPLAY SYSTEMS THROUGH THEIR START UPS AND NEW BUSINESS DEVELOPMENT PERIODS. WHILE THE DEVELOPMENT HAS BEEN AT TIMES PAINFUL, YOU CAN INTERPOLATE THROUGH THE GUIDANCE GIVEN, THAT THE INVESTMENT HAS BEEN WORTHWHILE. WE SEE A VERY STRONG 2015 FOR BOTH AVS AND DISPLAY SYSTEMS. THE JURY IS STILL OUT ON AYON CYBERSECURITY, BU IT SEEMS TO BE TURNING THE CORNER. OUR DISPLAYS ARE THE “DISPLAY OF CHOICE” IN NUMEROUS PROGRAMS JUST BEING ENACTED OR RAMPED UP BY MANY OF THE COUNTRY’S LEADING DEFENSE CONTRACTORS AND THE US ARMED FORCES AS WELL.

HOPEFULLY, YOU CAN VISUALIZE THAT THE GROUNDWORK HAS BEEN LAID. IT IS NOW UP TO US TO DELIVER THE RESULTS THAT I BELIEVE THE COMPANY AND ITS PEOPLE ARE CAPABLE OF DOING. THE FLOOR IS NOW OPEN FOR QUESTIONS.

I AM A STRONG BELIEVER IN BOTH THE FUTURE OF VDC AND THE POTENTIAL OF ITS LEADERS, SOME OF WHOM YOU HAVE HAD THE OPPORTUNITY TO MEET HERE TODAY. MY INTENT IS TO REMAIN IN MY CURRENT POSITION FOR THE TIME BEING UNTIL I AM CONFIDENT THAT THE LIQUIDATIONS AND BASE BUILDING IS SATISFACTORILY COMPLETED. AT THAT TIME, AND HOPEFULLY SOON, THAT TASK WILL BE SUBSTANTIALLY COMPLETED AND WE CAN MAKE THE CHANGES TO BEGIN THE TRANSITION OF LEADERSHIP TO A NEW GENERATION OF CAPABLE INDIVIDUALS.

I WANT TO THANK YOU FOR ATTENDING TODAY AND THANK YOU FOR SUPPORTING VDC FOR THE LAST 27 YEARS. WE APPRECIATE YOU. INTRODUCE YOURSELVES TO OTHERS AROUND YOU, HAVE A SECOND OR THIRD CUP OF COFFEE AND LET’S LOOK FORWARD TO A STRONG PERFORMANCE FOR THE BALANCE OF FISCAL 2014.